Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Lithium Exploration Group, Inc. Scottsdale, Arizona

We hereby consent to the inclusion in this Registration Statement on Form S-1/A Amendment No. 1 dated November 2, 2011 of our report dated October 14, 2011 relating to the financial statements for the years ended June 30, 2011 and 2010. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

November 2, 2011